Exhibit 10.24

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $154,000.00 principal amount of the Note (defined below) together with $0.00 of accrued and unpaid interest thereto, totaling $154,000.00 into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Cuentas, Inc., a Florida corporation (the “Maker”), according to the conditions of the convertible promissory note of the Maker dated as of October 17, 2025 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[  ] The Maker shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

[   ] The undersigned hereby requests that the Maker issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: AM Law PLLC

Address: 10743 SW 104th Street, Miami, Florida 33176

Date of Conversion: October 23, 2025

Applicable Conversion Price: $0.42

Number of Shares of Common Stock to be Issued

Pursuant to Conversion of the Notes: 366,666

Amount of Principal Balance Due remaining

Under the Note after this conversion: $154,000

Accrued and unpaid interest remaining: $0.00

By:
Name:	Gary Murphree
Title:	Managing Member
Date:	Oct. 23, 2025